SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

_____________________________

Date of Report: June 14, 2006

MIVA, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

5220 Summerlin Commons Boulevard
Fort Myers, Florida 33907
(239) 561-7229
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On June 14, 2006, the Board of Directors of MIVA, Inc. (the “Company”) adopted and approved the Policy for Compensation for Independent Members of the Board of Directors. Under this policy, each non-employee director will receive an annual Restricted Stock Unit (RSU) grant for their service on the board for that number of RSUs equal to $40,000 based on the closing price of the company’s stock on the first trading day of the calendar year, subject to reduction to cash to satisfy tax obligations incurred by the director upon vesting of the RSUs. The RSUs will vest at the rate of one-twelfth (1/12) per month. Any RSUs that are unvested as of the date of termination of service as a director are automatically forfeited. In addition, upon a change in control of the Company all vesting restrictions applicable to the RSUs lapse, unless otherwise provided by the 2004 Stock Incentive Plan. The Chairman of the Board and Lead Independent Director will each receive an additional annual RSU grant for that number of RSUs equal to $15,000 based on the closing price of the Company’s stock on the first trading day of the calendar year and $15,000 in cash payable in $3,750 quarterly increments. The RSUs granted to the Chairman and Lead Independent Director will vest at a rate of one-fourth (1/4) per quarter. Finally, each non-employee director will receive a cash stipend for board and committee meetings as shown in the table below.

Board Meeting Compensation for Non-Employee Directors

In-Person Attendance	$2,000
Telephonic Attendance	$500

Committee Meeting Compensation For Non-Employee Directors

In-Person Attendance	$1,000
Audit Chairman: In-Person Attendance	$2,000
Telephonic Attendance	$500
Audit Chairman: Telephonic Attendance	$1,000

For fiscal 2006, each non-employee director is entitled to receive 10,582 RSUs (subject to reduction to cash to satisfy tax obligations incurred by the director upon vesting of the RSUs), 5/12ths of which vested on the grant date with the remaining portion to vest in seven equal monthly installments on the last day of each calendar month in which the director has served. Also, Messrs. Weber and Hepp are to receive $11,250 in cash and 2,976 RSUs (subject to reduction to cash to satisfy tax obligations incurred by the director upon vesting of the RSUs) as a pro-rated portion of the Chairman and Lead Independent Director fees for 2006, both of which will be paid or vest one-third at the end of each remaining calendar quarter in 2006. Any RSUs that are unvested or cash payment that is not due and payable as of the date of termination of service as the Chairman or Lead Independent Director are automatically forfeited.

All of the RSU grants made on June 14, 2006 were based on the formula above, except that the closing price of the Company’s common stock used to determine the number of RSUs to be granted was based on the June 13, 2006 closing price of the Company’s common stock of $3.87, the day immediately prior to the adoption of the Policy for Compensation for Independent Members of the Board of Directors.

Officers of the Company who are Board members do not receive any compensation for Board service.

The foregoing summary is qualified in its entirety by the Policy for Compensation for Independent Members of the Board of Directors, a copy which is attached hereto as Exhibit 10.1.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)      On June 14, 2006, Frederick Guest II declined to stand for re-election to the Board of Directors of the Company at the next Annual Meeting of the Company’s Stockholders. Mr. Guest’s decision was not based on any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

Item 9.01.		Financial Statements and Exhibits.

(c)		Exhibits

	Exhibit No.	Description

	10.1	MIVA, Inc. Policy for Compensation For Independent Members of The Board of Directors, dated June 14, 2006.

	10.2	Form of Restricted Stock Unit Agreement for Non-Employee Directors.

	10.3	Form of Restricted Stock Unit Agreement for the Chairman of the Board and Lead Independent Director.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date: June 20, 2006	By:	/s/ Peter Corrao

Peter Corrao
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	MIVA, Inc. Policy for Compensation For Independent Members of The Board of Directors, dated June 14, 2006.

10.2	Form of Restricted Stock Unit Agreement for Non-Employee Directors

10.3	Form of Restricted Stock Unit Agreement for the Chairman of the Board and Lead Independent Director.